Exhibit 99.1

News Release NYSE: MYE

Contact(s):

Gregg Branning, Senior Vice President

& Chief Financial Officer (330) 761-6303

Monica Vinay, Vice President, Investor

Relations & Treasurer (330) 761-6212

Myers Industries Announces Closure of its

Distribution Segment’s Canadian Branch Operations

January 30, 2014, Akron, Ohio — Myers Industries, Inc. (NYSE: MYE) today announced that it is closing its Distribution Segment’s Canadian branches which operate under the name Myers Tire Supply International.

Todd Smith, Vice President & General Manager of the Distribution Segment said, “We value the contributions made by our employees, and the decision to close the branches is not a reflection of their efforts, but rather the need to transition out of a business model that has not been profitable for us.”

The closures include three branches located in the provinces of Quebec, Ontario and Alberta. Approximately 25 employees will be affected. Pre-tax cash costs for the closures will be approximately $1 million and 75% of the costs will be recorded in the first half of 2014. Any future Canadian sales will be serviced from the U.S. distribution network.

Although the annual impact to profits is expected to be negligible, sales in the Distribution Segment are forecasted to decrease by approximately $7.5 million, thereby increasing the segment’s return on sales as a result of the closures.

About Myers Industries

Myers Industries, Inc. is an international manufacturer of polymer products for industrial, agricultural, automotive, commercial, and consumer markets. The Company is also the largest wholesale distributor of tools, equipment and supplies for the tire, wheel and under vehicle service industry in the U.S. Visit www.myersindustries.com to learn more.

About Myers Tire Supply

Myers Tire Supply Distribution, Inc., a Myers Industries, Inc. company (NYSE: MYE) is a distributor of tools, equipment and supplies for tire, wheel and under vehicle service professionals that operates under the names Myers Tire Supply and Myers Tire Supply International. For more information, please contact Myers Tire Supply at 330-253-5592 or visit our web site at www.myerstiresupply.com.

Caution on Forward-Looking Statements

Statements in this release may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not of historical fact may be deemed “forward-looking”. Words such as “expect”, “believe”, “project”, “plan”, “anticipate”, “intend”, “objective”, “goal”, “view”, and similar expressions identify forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and involve a number of risks and uncertainties, many outside of the Company’s control that could cause actual results to materially differ from those expressed or implied. Risks and uncertainties include: changes in the markets for the Company’s business segments; changes in trends and demands in the markets in which the Company competes; unanticipated downturn in business relationships with customers or their purchases; competitive pressures on sales and pricing; raw material availability, increases in raw material costs, or other production costs; future economic and financial conditions in the United States and around the world; ability to weather the current economic downturn; inability of the Company to meet future capital requirements; claims, litigation and regulatory actions against the Company; changes in laws and regulations affecting the Company; the Company’s ability to execute the components of its Strategic Business Evolution process; and other risks as detailed in the Company’s 10-K and other reports filed with the Securities and Exchange Commission. Such reports are available on the Securities and Exchange Commission’s public reference facilities and its web site at http://www.sec.gov, and on the Company’s Investor Relations section of its web site at http://www.myersindustries.com. Myers Industries undertakes no obligation to publicly update or revise any forward-looking statements contained herein. These statements speak only as of the date made.